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                                                                    EXHIBIT 4.11

THE SHARES UNDERLYING THIS WARRANT MAY NOT BE SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF. THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES OR BLUE SKY LAWS OR EXEMPTIONS FROM SUCH REGISTRATION. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT UPON THE CONDITIONS SPECIFIED IN THIS WARRANT, AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT SHALL BE VALID OR EFFECTIVE UNLESS AND UNTIL SUCH CONDITIONS SHALL HAVE BEEN COMPLIED WITH.

NO. W________                                         Right to Purchase _______
                                                      Shares of Common Stock

                             STOCK PURCHASE WARRANT

           THIS CERTIFIES THAT, for value received, _______________ is entitled to purchase from COVENTRY HEALTH CARE, INC., a Delaware corporation (the "Company"), at any time, in whole or in part, during the period specified in Paragraph 2 hereof, ____________________ (________) fully paid and nonassessable shares of the Company's Common Stock, par value $.01 per share (the "Warrant Shares"), at an exercise price of $________ per share (the "Exercise Price"). The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 6 hereof.

           This Warrant is subject to the following terms, provisions, and conditions:

           1. Manner of Exercise; Issuance of Certificates; Payment for Shares. Subject to the provisions hereof, including Section 2 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed Exercise Agreement in the form attached hereto, to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash or by certified or official bank check of the Exercise Price for the Warrant Shares specified in said Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or said holder's designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement delivered, and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in said Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding seven (7) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name as shall be designated by said holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of


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delivery of said certificates, deliver to said holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. The holder shall pay all taxes and other expenses and charges payable in connection with the preparation, execution, and delivery of stock certificates (and any new Warrants) pursuant to this Paragraph 1.

           2. Period of Exercise. This Warrant is exercisable at any time or from time to time after ____________, 20____ with respect to _____ shares, and after ________, 20____ with respect to the remaining ________ shares, and before the close of business on ________, 20____. This Warrant shall expire after the close of business on _________, 20____, and be of no further force and effect.

           3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:

           (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

           (b) Reservation of Shares. During the period within which this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

           (c) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

           4. No Rights or Liabilities as a Shareholder. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

           5.        Transfer, Exchange, and Replacement of Warrants and Shares.

           (a) Restriction on Transfer. Anything in this Warrant to the contrary notwithstanding, this Warrant (and any Warrant for which this Warrant may be exchanged or replaced) may not be transferred or assigned, except by will or pursuant to the laws of descent and distribution; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 5(f) hereof. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary.

           (b) Warrant Exchangeable for Different Denominations. Subject to Paragraph 5(a) hereof, this Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Company referred to in Paragraph 5(e) hereof, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent

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                     the right to purchase such number of shares as shall be
                     designated by said holder hereof at the time of such surrender.

           (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

           (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this paragraph 5, this Warrant shall be promptly canceled by the Company.

           (e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

           (f) Investment Representation. By acceptance of this Warrant, the holder hereof hereby represents that: (i) such holder understands that neither this Warrant nor the Warrant Shares payable hereunder have been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and, in addition to the other restrictions on transfer set forth in this Warrant, neither this Warrant nor the Warrant Shares payable hereunder may be transferred in the absence of an effective registration statement under the Securities Act and any applicable state securities laws or an exemption from the registration requirements thereof, and (ii) such holder is acquiring such Warrant for investment only, and not with a view to the resale or distribution of the Warrant or the Warrant Shares underlying such Warrant. Following the exercise of this Warrant, the holder shall not transfer the shares of Common Stock acquired upon the exercise hereof except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or unless the holder of this Warrant furnishes to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws and (iii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company.

           6. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares for which this Warrant may be exercised hereunder shall be decreased or increased proportionately. In the event that the Company shall have effected such a split, dividend or combination before delivery by the Company of all of the Warrant Shares, the shares still subject to exercise under this Warrant shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the Warrant Shares shall remain the same as immediately prior to such split, dividend or combination.

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           In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spin-off or sale of assets) of the Company or a parent or subsidiary of the Company, the Board of Directors of the Company shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of this Warrant. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with a valid governmental statute, regulation or rule.

           7. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, to the office of the Company at 6705 Rockledge Drive, Suite 900, Bethesda, MD 20817, Attention: President (or Secretary) or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or other communication may be sent by telegram, telex, or telecopy, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the delivery thereof to (or the receipt by, in the case of a telegram, telex or telecopy) the person entitled to receive such notice at the address of such person for purposes of this Paragraph 7, or, if mailed, at the completion of the third (3rd) full day following the time of such mailing thereof to such address, as the case may be.

           8. Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

           9.        Miscellaneous.

           (a) Amendments. This Warrant and any provision hereof may not be changed, waived, discharged, or terminated, except by an instrument in writing signed by the party (or any predecessor interest thereof) against which enforcement of the same is sought.

           (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

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           IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer under its corporate seal, attested by its duly authorized officer, as of the _____ day of ______, 20___.

                                                    COVENTRY HEALTH CARE, INC.

                                            By:
                                               --------------------------------

[CORPORATE SEAL]

Attest:




----------------------------

Secretary

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                               EXERCISE AGREEMENT

                                                 Dated:               ,
                                                       ---------------  -------
To:
   -------------------------

           The undersigned, pursuant to the provisions set forth in the within Warrant No. _______, hereby agrees to purchase _________ shares of Common Stock of Coventry Health Care, Inc. covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of $_______________. Please issue a certificate or certificates for such shares of Common Stock in the name of (and pay cash for any fractional share(s)) to the following:

           Name:
                                          --------------------------------

           SS No./ Tax ID No.:
                                          --------------------------------

           Address:
                                          --------------------------------

                                          --------------------------------

                                          --------------------------------



           Signature*:
                                          --------------------------------
           ---------
           * The above signature should correspond exactly with the name on the face of the within Warrant.

If the number of Warrant Shares exercised herein shall not be all of the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of the above signatory covering the balance of the Warrant Shares purchasable under the within Warrant, less any fraction of a share paid to the holder in cash.

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